Exhibit (a)(1)(C)

To:	Equity Award Exchange Eligible Associates
From:	WSI Equity Award Exchange
Distro Date:	XXXXXX, XXXXX XX, 2009
Subject:	Equity Award Exchange Program – Website Training Sessions
Location:	Van Ness First Floor Training Room

Equity Award Exchange Program

Website Training Sessions

Van Ness First Floor Training Room

As an associate who is eligible to participate in the Equity Award Exchange Program, you are invited to attend a training session to learn more about the website designed to help you make your elections.

There are several sessions to choose from. Please respond using the voting buttons to indicate your preference.

Thank you.

XXXXXXX, XXXXX XX, 2009

XX:XX – XX:XX Pacific Time

XXXXXXX, XXXXX XX, 2009

XX:XX – XX:XX Pacific Time

XXXXXXX, XXXXX XX, 2009

XX:XX – XX:XX Pacific Time

XXXXXXX, XXXXX XX, 2009

XX:XX – XX:XX Pacific Time

XXXXXXX, XXXXX XX, 2009

XX:XX – XX:XX Pacific Time

XXXXXXX, XXXXX XX, 2009

XX:XX – XX:XX Pacific Time

XXXXXXX, XXXXX XX, 2009

XX:XX – XX:XX Pacific Time

To:	Equity Award Exchange Eligible Associates
From:	WSI Equity Award Exchange
Subject:	Your Associate ID Number

Your Associate ID number is XXXXXXXXXX. It is required to login to the Offer Exchange Website at: https://wsiequityawardexchange.com.

Thank you.